UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2007
ASPECT MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24663	04-2985553

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement
     On June 20, 2007, Aspect Medical Systems, Inc. (the “Registrant”) entered into an Indenture and a Registration Rights Agreement as described in Item 2.03 hereof. The descriptions of the Indenture and the Registration Rights Agreement in Item 2.03 hereof are incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously reported, on June 14, 2007, the Registrant entered into a definitive agreement to sell $110 million aggregate principal amount of 2.50% convertible senior notes due 2014 (the “Initial Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. The Registrant also granted the initial purchaser an option (the “Option”) to purchase up to an additional $15 million aggregate principal amount of 2.50% convertible senior notes due 2014 (the “Additional Notes”, and, together with the Initial Notes, the “Notes”). The initial purchaser exercised the Option in full on June 18, 2007, and the sale of the Notes was consummated on June 20, 2007.
     The terms of the Notes are governed by an indenture between the Registrant and U.S. Bank National Association, as trustee, dated June 20, 2007 (the “Indenture”).
     The Notes will bear interest at a rate of 2.50% per annum. Interest on the Notes is payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2007. The Notes will mature on June 15, 2014, subject to earlier conversion or repurchase. The Registrant may not redeem the Notes prior to maturity.
     The Notes are the Registrant’s senior unsecured obligations and will be (i) equal in right of payment to all of the Registrant’s existing and future senior unsecured indebtedness, (ii) senior in right of payment to all indebtedness that is contractually subordinated to the Notes, (iii) structurally subordinated to the existing and future claims of the Registrant’s subsidiaries’ creditors, including trade creditors, and (iv) effectively subordinated to the Registrant’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Indenture does not restrict the Registrant or its subsidiaries from incurring debt or other liabilities, including secured debt.
     Upon conversion, for each $1,000 principal amount of Notes tendered for conversion the Registrant will deliver a number of shares of its Common Stock equal to the conversion rate, unless the Registrant has obtained stockholder approval to elect, and the Registrant so irrevocably elects at any time on or prior to the 45th scheduled trading day preceding the maturity date, to deliver, upon conversion, cash equal to the lesser of the principal portion and the daily conversion value of the Notes and, if applicable, shares of its Common Stock to the extent the daily conversion value exceeds the principal portion for each VWAP trading day of the relevant 40 VWAP trading day observation period.
     VWAP trading day means a day during which (i) trading in the Registrant’s Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which its Common Stock is listed or admitted for trading and (ii) there is no VWAP market disruption event. If the Registrant’s Common Stock is not so listed or traded, then VWAP trading day means a business-day.
     VWAP market disruption event means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Registrant’s Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for the Registrant’s Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Registrant’s Common Stock or in any options contracts or futures contracts relating to its Common Stock.
     At any time prior to the Registrant’s election to net share settle the Notes, the Registrant may irrevocably renounce this right to elect net share settlement of the Notes.
      The initial conversion rate for the Notes is 52.4294 per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $19.07 per share, in each case subject to adjustments. Holders may only convert Notes in a principal amount of $1,000 or an integral multiple of $1,000.
     Holders may surrender some or all of their Notes for conversion prior to the close of business on the scheduled trading day immediately prior to March 1, 2014 under the following circumstances: (i) during the five business-day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per Note for each day of such Measurement Period was less than 97% of the product of the last report sale price of the Registrant’s Common Stock and the conversion rate on each such day; (ii) after September 30, 2007, during any calendar quarter if the last reported sale price of the Registrant’s Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or (iii) upon the occurrence of specified corporate events described in the Indenture.
     A holder of Notes may require the Registrant to repurchase some or all of its Notes for cash upon the occurrence of a fundamental change, as defined in the Indenture, at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.
     If a holder of Notes elects to convert its Notes upon the occurrence of a fundamental change, under certain circumstances, the holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the applicable conversion rate, an additional number of shares of Common Stock based on the price of the Common Stock on the effective date of the fundamental change. No additional shares of Common Stock will be issued if the price of the Common Stock at the time of the fundamental change is less than $15.57 or more than $50.00 (subject to adjustment).
     The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become immediately due and payable:
     (1) default in any payment of interest or liquidated damages on any Note when due and payable and the default continues for a period of 30 days;
     (2) default in the payment of principal of any Note when due and payable at its stated maturity, upon required repurchase, upon acceleration or otherwise;
     (3) failure by the Registrant to comply with its obligation to convert the Notes into shares of its Common Stock, or the consideration received by holders of the Company's Common Stock in certain events specified in the Indenture, referred to herein as reference property, and, if applicable, cash and shares of its Common Stock or reference property, upon exercise of a holder’s conversion right, and, in the case of the Registrant’s failure to convert the Notes into shares of its Common Stock or units of reference property, such failure continues for five days;
     (4) failure by the Registrant to comply with its obligations set forth in the Indenture in the case of the Registrant consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all of its properties and assets to, another person;
     (5) failure by the Registrant to comply with certain notice obligations under specified corporate events or upon the occurrence of a fundamental change, as defined in the Indenture;
     (6) failure by the Registrant for 90 days after written notice from the trustee or the holders of at least 25% principal amount of the Notes then outstanding has been received by the

Registrant to comply with any of the Registrant’s other agreements contained in the Notes or Indenture;
     (7) default by the Registrant or any majority owned subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $10.0 million in the aggregate of the Registrant and/or any subsidiary of the Registrant, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and in any such case of (i) or (ii), without such debt having been paid or discharged within a period of 30 days after the occurrence of such debt becoming or being declared due and payable or the failure to pay, as the case may be;
     (8) failure by the Registrant or any of its majority owned subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Registrant or any of its subsidiaries exceeds in the aggregate $10.0 million, which are not stayed on appeal; or
     (9) certain events of bankruptcy, insolvency or reorganization of the Registrant or any of its significant subsidiaries.
     In connection with the offering of the Notes, the Registrant entered into a registration rights agreement, dated as of June 20, 2007, with Goldman, Sachs & Co. (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Registrant agreed to use its commercially reasonable efforts to file a shelf registration statement on Form S-3 with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes not later than 90 days after the original issuance of the Notes and to cause this shelf registration statement declared effective not later than 180 days after the first date of original issuance of the Notes, subject to the right of the Registrant to extend these periods in certain circumstances. Additional interest will accrue on the Notes if, among other things, the shelf registration statement has not been filed with the Securities and Exchange Commission, if the shelf registration statement has not become effective, or if the shelf registration statement shall cease to be effective or fail to be usable within specified periods, or the use of the prospectus has been suspended for longer than the permitted period, subject to certain exceptions and limitations set forth in the Registration Rights Agreement.
     The foregoing descriptions are qualified in their entirety by reference to the Indenture and Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively.

Item 8.01	Other Events.
     As previously reported, on June 14, 2007, the Registrant entered into a definitive agreement to sell $110 million aggregate principal amount of 2.50% convertible senior notes due 2014 (the “Initial Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. The Registrant also granted the initial purchaser an option (the “Option”) to purchase up to an additional $15 million aggregate principal amount of 2.50% convertible senior notes due 2014 (the “Additional Notes”, and, together with the Initial Notes, the “Notes”). The initial purchaser exercised the Option in full on June 18, 2007, and the sale of the Notes was consummated on June 20, 2007.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
4.1	Indenture dated as of June 20, 2007 between the Registrant and U.S. Bank National Association, as Trustee.

10.1	Registration Rights Agreement dated June 20, 2007 between the Registrant and Goldman, Sachs & Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2007	ASPECT MEDICAL SYSTEMS, INC.
	By:	/s/ Michael Falvey
Name: Michael Falvey
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of June 20, 2007 between the Registrant and U.S. Bank National Association, as Trustee.

10.1	Registration Rights Agreement dated June 20, 2007 between the Registrant and Goldman, Sachs & Co.